Exhibit 20.17

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - March 2005

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		17.64%
Delinquency Rate:	30 to 59 days	1.17%
	60 to 89 days	0.79%
	90 + days	1.90%

Excess Spread Analysis

	Series	COMT 1998-1
	Portfolio Yield	18.46%
	Weighted Average Coupon	6.15%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	4.13%

Excess Spread Percentage:	Mar-05	6.68%
	Feb-05	7.21%
	Jan-05	5.83%
	3-Month Average Excess Spread	6.57%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

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Capital One Master Trust (COMT)

Series		COMT 1999-3
Size		$500 MM
Expected Maturity (Class A)		07/17/2006

Gross Monthly Payment Rate		17.64%
Delinquency Rate:	30 to 59 days	1.17%
	60 to 89 days	0.79%
	90 + days	1.90%

Excess Spread Analysis

	Series	COMT 1999-3
	Portfolio Yield	18.46%
	Weighted Average Coupon	3.41%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	4.13%

Excess Spread Percentage:	Mar-05	9.41%
	Feb-05	9.82%
	Jan-05	8.53%
	3-Month Average Excess Spread	9.25%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

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Capital One Master Trust (COMT)

Series		COMT 2000-2	COMT 2000-3	COMT 2000-4
Size		$750 MM	$1000 MM	$1200 MM
Expected Maturity (Class A)		06/15/2005	08/15/2007	10/17/2005

Gross Monthly Payment Rate		17.64%	17.64%	17.64%
Delinquency Rate:	30 to 59 days	1.17%	1.17%	1.17%
	60 to 89 days	0.79%	0.79%	0.79%
	90 + days	1.90%	1.90%	1.90%

Excess Spread Analysis

	Series	COMT 2000-2	COMT 2000-3	COMT 2000-4
	Portfolio Yield	18.46%	18.46%	18.46%
	Weighted Average Coupon	7.26%	3.43%	6.15%
	Servicing Fee Percentage	2.00%	2.00%	2.00%
	Net Loss Rate	4.13%	4.13%	4.13%

Excess Spread Percentage:	Mar-05	5.06%	8.90%	6.18%
	Feb-05	5.56%	9.30%	6.77%
	Jan-05	4.17%	8.01%	5.40%
	3-Month Average Excess Spread	4.93%	8.74%	6.11%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

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Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
Size		$1200 MM	$1200 MM	$750 MM	$1000 MM
Expected Maturity (Class A)		02/15/2008	03/15/2006	05/15/2006	08/15/2006

Gross Monthly Payment Rate		17.64%	17.64%	17.64%	17.64%
Delinquency Rate:	30 to 59 days	1.17%	1.17%	1.17%	1.17%
60 to 89 days		0.79%	0.79%	0.79%	0.79%
90 + days		1.90%	1.90%	1.90%	1.90%

Excess Spread Analysis

	Series	COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
	Portfolio Yield	18.46%	18.46%	18.46%	18.46%
	Weighted Average Coupon	3.06%	5.21%	5.18%	5.05%
	Servicing Fee Percentage	2.00%	2.00%	2.00%	2.00%
	Net Loss Rate	4.13%	4.13%	4.13%	4.13%

Excess Spread Percentage:	Mar-05	9.27%	7.12%	7.15%	7.28%
	Feb-05	9.77%	7.71%	7.73%	7.86%
	Jan-05	8.49%	6.34%	6.35%	6.48%
	3-Month Average Excess Spread	9.18%	7.06%	7.08%	7.20%

Capital One Master Trust (COMT)

Series		COMT 2001-6	COMT 2001-8
Size		$1300 MM	$1000 MM
Expected Maturity (Class A)		08/15/2008	10/16/2006

Gross Monthly Payment Rate		17.64%	17.64%
Delinquency Rate:	30 to 59 days	1.17%	1.17%
	60 to 89 days	0.79%	0.79%
	90 + days	1.90%	1.90%

Excess Spread Analysis

	Series	COMT 2001-6	COMT 2001-8
	Portfolio Yield	18.46%	18.46%
	Weighted Average Coupon	3.27%	4.48%
	Servicing Fee Percentage	2.00%	2.00%
	Net Loss Rate	4.13%	4.13%

Excess Spread Percentage:	Mar-05	9.06%	7.85%
	Feb-05	9.48%	8.43%
	Jan-05	8.19%	7.06%
	3-Month Average Excess Spread	8.91%	7.78%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

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Capital One Master Trust (COMT)

Series		COMT 2002-1	COMT 2002-2	COMT 2002-3	COMT 2002-4
Size		$1000 MM	$620 MM	$1350 MM	$750 MM
Expected Maturity (Class A)		01/15/2009	03/15/2007	04/15/2005	05/15/2007

Gross Monthly Payment Rate		17.64%	17.64%	17.64%	17.64%
Delinquency Rate:	30 to 59 days	1.17%	1.17%	1.17%	1.17%
	60 to 89 days	0.79%	0.79%	0.79%	0.79%
	90 + days	1.90%	1.90%	1.90%	1.90%

Excess Spread Analysis

	Series	COMT 2002-1	COMT 2002-2	COMT 2002-3	COMT 2002-4
	Portfolio Yield	18.46%	18.46%	18.46%	18.46%
	Weighted Average Coupon	3.09%	3.02%	3.09%	4.75%
	Servicing Fee Percentage	2.00%	2.00%	2.00%	2.00%
	Net Loss Rate	4.13%	4.13%	4.13%	4.13%

Excess Spread Percentage:	Mar-05	9.24%	9.30%	9.24%	7.57%
	Feb-05	9.74%	9.81%	9.67%	8.16%
	Jan-05	8.46%	8.53%	8.39%	6.78%
	3-Month Average Excess Spread	9.15%	9.21%	9.11%	7.50%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

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